Exhibit 10.83

WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement (this “Agreement”), dated as of [_____], 2024, is by and between WiSA Technologies, Inc., a Delaware corporation (the “Company”), and [__], the holder (the “Holder”) of a certain common stock purchase warrant, dated [____], 20[__] (the “Original Warrant”).

WHEREAS, the Holder is the beneficial owner of the Original Warrant, to purchase an aggregate of [__] shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $0.1482 per share, which Original Warrant is attached as Annex A hereto.

WHEREAS, the Company and the Holders desire to amend Section 6(d) of the Original Warrant; and

WHEREAS, the Original Warrant may be modified or amended, or the provisions thereof waived with the written consent of the Company and the Holder.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company hereby agree as follows:

1. Amendment and Restatement of Section 6(d) of the Original Warrant. The Company and the Holder hereby consent and agree that Section 6(d) of the Original Warrant shall be amended and restated in its entirety as follows:

d) Authorized Shares. The Company covenants that, following the Stockholder Approval Date and thereafter, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any subscription rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the subscription rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the subscription rights represented by this Warrant will, upon exercise of the subscription rights represented by this Warrant and payment of the Exercise Price for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Except and to the extent as waived or consented to by the holders of a majority of the then outstanding Warrants (based on the number of Warrant Shares underlying such Warrants), the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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3. Effect of Amendment. Except as expressly modified by this Agreement, the Original Warrant shall remain unmodified and in full force and effect.

4. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Original Warrant.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

6. Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

7. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

WISA TECHNOLOGIES, INC.

By:
Name: Brett Moyer
Title: Chief Executive Officer

WARRANT HOLDER:

[__]

By:
Name:
Title:

Number of Warrant Shares Underlying Original Warrant held: ____________

Annex A

Original Warrant

(attached)

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